UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 1, 2022 (May 31, 2022)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2022, Rimini Street, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to that certain Credit Agreement dated as of July 2, 2021, as amended by Amendment No. 1 thereto dated July 20, 2021 and by Amendment No. 2 thereto dated January 14, 2022 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among, inter alia, the Company, as borrower, certain subsidiaries of the Company as guarantors, the lenders party thereto and Capital One, National Association, as a lender and administrative agent.

The Credit Agreement was amended to increase the aggregate value of shares of common stock, par value $0.0001 per share (“Common Stock”), that can be repurchased by the Company. Such repurchases shall not exceed the greater of (i) $12,500,000 (increased from $7,500,000) and 25% (increased from 12.5%) of LTM Consolidated EBITDA (as defined in the Credit Agreement) during any fiscal year and (ii) $50,000,000 (increased from $15,000,000) and 100% (increased from 25%) of LTM Consolidated EBITDA during the term of the Credit Agreement, provided that all other applicable conditions are satisfied, and other conforming amendments.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Amendment and in the Credit Agreement were made only for the Credit Agreement, as amended, and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications and limitations and schedules agreed upon by the parties in connection with the negotiated terms. Accordingly, the Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Amendment and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

In connection with its approval of the Amendment, the Company’s Board of Directors (the “Board”) also authorized an expansion of the Company’s previously announced stock repurchase program, as further described under Item 8.01 of this Current Report.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 7.01	REGULATION FD DISCLOSURE
On June 1, 2022, the Company issued a press release titled “Rimini Street Announces Increase to Common Stock Repurchase Plan of up to $50 Million and $5 Million Repayment of Outstanding Term Loan.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	OTHER EVENTS
In connection with its approval of the Amendment, the Board approved a modification of the Company’s previously announced stock repurchase program to authorize the repurchase of up to $50.0 million of Common Stock (increased from $15.0 million) both on the open market and in privately negotiated transactions, including through Rule 10b5-1 plans, through June 1, 2026 (previously, through March 4, 2024), subject to compliance with the Credit Agreement, as amended, and other applicable legal requirements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1
Amendment No. 3 dated as of May 31, 2022 to that certain Credit Agreement dated as of July 2, 2021, as amended by Amendment No. 1 thereto dated as of July 20, 2021 and Amendment No. 2 dated January 14, 2022, by and among Rimini Street, Inc., as borrower, certain subsidiaries of Rimini Street, Inc., as guarantors, the lenders party thereto, Capital One, National Association, as a lender and administrative agent for all lenders, and the financial institutions identified on the signature pages thereto

99.1	Press Release Dated June 1, 2022 Titled “Rimini Street Announces Increase to Common Stock Repurchase Plan of up to $50 Million and $5 Million Repayment of Outstanding Term Loan” (Furnished Only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: June 1, 2022	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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